EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136443) pertaining to the Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust of our report dated June 21, 2013, with respect to the financial statements of Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 27, 2014